SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 10, 2001

CONTINENTAL AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-09781	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950

(Registrant's telephone number, including area code)

Item 5. Other Events.

Continental Airlines, Inc. (the "Company") announced today that it has signed a cooperative marketing agreement with KLM Royal Dutch Airlines that includes extensive codesharing and reciprocal frequent flyer program participation and airport lounge access. Effective December 1, 2001 (subject to government approval) Continental will place its code on selected flights to more than 30 European destinations operated by KLM and KLM Cityhopper beyond its Amsterdam hub, and KLM will place its code on Continental's flights between New York/Newark and Amsterdam, as well as on selected flights to U.S. destinations operated by Continental beyond its New York/Newark and Houston hubs. In addition, members of each carrier's frequent flyer program will be able to earn mileage anywhere on the other's global route network, as well as the global network of Northwest Airlines.

The Company also announced that its codeshare agreement with Air France will be terminated by mutual consent on March 31, 2002. As of that date, the Company and Air France will no longer participate in each other's frequent flyer programs, but Continental's Presidents Club members and BusinessFirst passengers will continue to have access to Air France's airport lounge at Paris/Charles de Gaulle Airport. The Company will continue to operate daily non-stop services between Paris/CDG and New York/Newark and Paris/CDG and Houston.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

By: Jennifer L. Vogel

       Jennifer L. Vogel

       Vice President and

        General Counsel

October 23, 2001